EXHIBIT 10.14

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), is made and entered into on this 25th day of August, 2003, by and among MICHAEL E. RICKETSON , a resident of the State of Georgia (the "Employee"), PAB BANKSHARES, INC ., a Georgia corporation ("Bankshares") and THE PARK AVENUE BANK , a bank chartered under the laws of the State of Georgia (the "Bank"), the wholly-owned subsidiary of Bankshares. (Bankshares and the Bank are referred to collectively herein as "Bankshares Affiliates").

W I T N E S S E T H:

WHEREAS , Employee and Bankshares Affiliates have entered into an Employment Agreement dated and effective as of January 1, 2003 (the "Agreement"); and

WHEREAS , Employee and Bankshares Affiliates are desirous of amending the Agreement in the manner as provided herein.

NOW, THEREFORE , in consideration of the employment of the Employee by Bankshares and the Bank, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         Defined Terms . Unless otherwise defined herein, all capitalized terms contained herein shall have the same meaning given to such terms in the Agreement.

2.         Amendments to Agreement .    Section 4 and Section 14.(a) of the Agreement are restated in their entireties, to read as follows:

"4.      Place of Performance . Until December 31, 2003, Employee shall be based, and shall perform his duties, at the offices of Bankshares located in Lowndes County, Georgia. Thereafter, Employee shall be based in Henry County, Georgia and shall perform his duties primarily in the offices of the Bank situated therein; provided , however , during each calendar month during the Term, beginning January 1, 2004, Employee shall spend, on an average, no less that nine (9) full-time business days, or 72 hours, performing his duties at the offices of Bankshares located in Lowndes County, Georgia."

"14.    Miscellaneous .

(a)      Modification, Waiver, etc . No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and a duly authorized officer, or the Chairman of the Board, of Bankshares Affiliates. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be binding on and inure to the benefit of the successors and assigns of Bankshares Affiliates."

3.         Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF , the parties have executed this Amendment and have affixed their seals thereto as of the day and year first written above.

"Employee"

By:	(SEAL)

Michael E. Ricketson

"Bankshares"

Park Avenue Bank

[CORPORATE SEAL]	By:	/s/

Name: James L. Dewar, Jr.
Title: Chairman of the Board

"Bank"

Park Avenue Bank

[CORPORATE SEAL]	By:	/s/

Name: James L. Dewar, Jr.
Title: Chairman of the Board

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